Exhibit 10.10

AMENDMENT FIVE

To

LIMITED EXCLUSIVE

PATENT LICENSE AGREEMENT

For

DIAGNOSTIC KIOSK

For Food Safety, Water Quality Monitoring, and
Human/Veterinary Clinical Diagnostics

Between

LAWRENCE LIVERMORE NATIONAL SECURITY, LLC

and

BIONOMICS DIAGNOSTICS, INC.,

a wholly-owned subsidiary of LexaGene Holdings, Inc.

LLNL Case No. TL02679.5

Lawrence Livermore National Laboratory
Innovation and Partnerships Office
P.O. Box 808, L-795, Livermore, CA 94551

April 12, 2021

Bionomics Diagnostics, Inc., a wholly-owned subsidiary LexaGene Holdings, Inc.	Diagnostic Kiosk Amendment Five

AMENDMENT FIVE

April 12, 2021

to

License Agreement - LLNL Case Number TL02679

for Diagnostic Kiosk

between Lawrence Livermore National Security, LLC and Bionomics Diagnostics, Inc.

effective June 22, 2015

This Amendment Five to the License Agreement by and between Lawrence Livermore National Security, LLC (“LLNS”) and Bionomics Diagnostics, Inc. (“LICENSEE”) is effective as of the date of execution of this Amendment by the last signing Party. This Amendment and the associated License Agreement are subject to overriding obligations to the Federal Government pursuant to the provisions of LLNS’s Contract No DE-AC52-07NA27344 with the United States Department of Energy (“DOE”) for the operation of the Lawrence Livermore National Laboratory (“LLNL”).

This Amendment Five will modify Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS). All other terms and conditions remain the same.

Therefore, in consideration of the mutual covenants and obligations recited herein, LLNS and LICENSEE hereby amend the License Agreement as follows:

1.	Exhibit B (RIGHTS GRANTED AND PERFORMANCE OBLIGATIONS), Paragraph B.5 (Performance Obligations)

Delete Paragraph B.5 in its entirety and replace with the following:

B.5	Performance Obligations

B.5.1	LICENSEE will complete proof-of-concept prototype by January 31, 2018.

B.5.2	LICENSEE will achieve First Commercial Sale (“FCS”) in the United States by December 31, 2020.

B.5.3	LICENSEE will:

B.5.3.1	research veterinary diagnostics markets in the United States by December 31, 2020; and

B.5.3.2	submit an Emergency Use Authorization (EUA) application to the U.S. Food and Drug Administration (FDA) by December 31, 2021.

21GM0412	1	TL02679.5 Amendment Five

Bionomics Diagnostics, Inc., a wholly-owned subsidiary LexaGene Holdings, Inc.	Diagnostic Kiosk Amendment Five

B.5.4	LICENSEE will achieve cumulative sales of more than Ten Million Dollars ($10,000,000) within three (3) years of FCS.

B.5.5	LICENSEE will achieve FDA clearance to perform human clinical diagnostics in the United States by December 31, 2022.

B.5.6	The sales requirements specified above may, by mutual written consent of LICENSEE and LLNS, be amended and/or extended at the written request of LICENSEE to LLNS, based upon legitimate business reasons specified in reasonable detail in such written request.

B.5.7	The first progress report will be due on February 28, 2016.

B.5.8	LICENSEE will diligently proceed to commercially develop, file relevant regulatory applications for, and attempt to obtain relevant regulatory commercialization approvals with respect to the manufacturing, marketing, and sale of Licensed Products.

Both LLNS and LICENSEE have executed this Agreement by their respective authorized representatives on the day and year hereinafter.

BIONOMICS DIAGNOSTICS, INC., a wholly-owned subsidiary of LexaGene Holdings, Inc		LAWRENCE LIVERMORE NATIONAL SECURITY, LLC LAWRENCE LIVERMORE NATIONAL LABORATORY

By:	/s/ Jack Regan	By:	/s/ Richard Rankin

Name:	Jack Regan	Name:	Richard A. Rankin

Title:	Chief Executive Officer	Title:	Director, Innovation and Partnerships Office

Date Signed:	4/16/2021	Date Signed:	4/16/2021

21GM0412	2	TL02679.5 Amendment Five